Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2018

DARIEN, Conn.--(BUSINESS WIRE)--October 30, 2018--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Third Quarter 2018 Consolidated Highlights Compared with Third Quarter 2017

  Operating revenues increased 4.6% to $603.3 million from $576.9 million.
  Reported operating income increased 16.4% to $127.8 million; Adjusted operating income increased 14.3% to $130.5 million.(1)
  Reported diluted earnings per common share (EPS) increased 45.0% to $1.16 with 60.1 million weighted average shares outstanding, compared with reported diluted EPS in the third quarter of 2017 of $0.80 with 62.5 million weighted average shares outstanding; Adjusted diluted EPS increased 51.9% to $1.23.(1)
  G&W completed its previously authorized $300 million share repurchase plan as of October 19, 2018; G&W authorized a new $500 million share repurchase plan on October 25, 2018.

Jack Hellmann, Chairman, President and CEO of G&W, commented, "Our financial results for the third quarter of 2018 were strong, with reported diluted earnings per share increasing 45% and adjusted diluted earnings per share increasing 52%. Our North American financial results (approximately 80% of operating income) were uniformly positive led by 11.5% revenue growth, an operating ratio that improved around 300 basis points to 71.2%, and a 25% increase in operating income. Meanwhile, third quarter results in our Australia Region (approximately 15% of operating income) and U.K./Europe Region (approximately 5% of operating income) were slightly below our expectations."

"Our commercial outlook remains positive in all three of our geographic segments, however, we expect our fourth quarter financial results to be adversely impacted by three items. In North America, Hurricane Michael struck our Bay Line Railroad and customer facilities in Panama City, Florida in October, which will result in higher expenses and lower shipment levels. In Australia, we expect delays in certain coal shipments in New South Wales that will shift into early 2019. And in the U.K., where our restructuring is proceeding on plan, our ability to staff new and existing business is being constrained by near-term locomotive driver shortages, which will squeeze fourth quarter margins as we further ramp up training and hiring."

"We continue to actively analyze investment opportunities in multiple geographies, as well as investments in our own shares. In mid-October, we completed our previously announced $300 million share repurchase program, and our Board recently approved a share repurchase program for an additional $500 million of Common Stock. We expect to execute this program opportunistically, as we evaluate the intrinsic value of our shares, the relative attractiveness of acquisitions and investments, as well as our leverage profile and overall business conditions."

Third Quarter Segment Highlights

  North America: Operating revenues from G&W's North American Operations increased 11.5% to $355.7 million from $318.9 million. Reported operating income from G&W's North American Operations increased 24.7% to $102.5 million; Adjusted operating income from G&W's North American Operations increased 23.4% to $102.6 million.(1)
  Australia: Operating revenues from G&W's 51.1% owned Australian Operations decreased 5.6% to $76.7 million from $81.3 million. Reported operating income from G&W's Australian Operations decreased 7.0% to $20.7 million; Adjusted operating income from G&W's Australian Operations decreased 9.2% to $19.8 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations decreased 3.3% to $170.9 million from $176.7 million. Revenues for the third quarter of 2017 included $13.9 million of revenues from G&W's Continental Europe intermodal business, ERS Railways B.V. (ERS), which was sold in June 2018. Reported operating income from G&W's U.K./European Operations, which included $2.6 million in 2017 from ERS, decreased to $4.6 million from $5.4 million; Adjusted operating income from G&W's U.K./European Operations, which included $3.3 million in 2017 from ERS, decreased to $8.1 million from $9.3 million.(1)

Financial Results

G&W's operating revenues increased $26.4 million, or 4.6%, to $603.3 million in the third quarter of 2018, compared with $576.9 million in the third quarter of 2017. G&W's operating income in the third quarter of 2018 was $127.8 million, compared with $109.8 million in the third quarter of 2017. G&W's adjusted operating income in the third quarter of 2018 was $130.5 million, compared with $114.2 million in the third quarter of 2017.(1)

G&W's effective income tax rate in the third quarter of 2018 was 30.0%, compared with 36.4% in the third quarter of 2017. The decrease in the effective income tax rate was primarily a result of the Tax Cuts and Jobs Act of 2017 (TCJA), which decreased the United States federal corporate income tax rate from 35% to 21%.

Reported net income attributable to G&W in the third quarter of 2018 was $69.6 million, compared with reported net income attributable to G&W of $50.2 million in the third quarter of 2017. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income attributable to G&W in the third quarter of 2018 was $73.8 million, compared with $50.6 million in the third quarter of 2017.(1)

G&W's reported diluted EPS in the third quarter of 2018 were $1.16 with 60.1 million weighted average shares outstanding, compared with reported diluted EPS in the third quarter of 2017 of $0.80 with 62.5 million weighted average shares outstanding. G&W's adjusted diluted EPS in the third quarter of 2018 were $1.23 with 60.1 million weighted average shares outstanding, compared with adjusted diluted EPS in the third quarter of 2017 of $0.81 with 62.5 million weighted average shares outstanding.(1)

Items Affecting Comparability

In the third quarter of 2018 and 2017, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS Impact
Three Months Ended September 30, 2018
Corporate development and related costs	$(0.3)	$(0.3)	$—
Restructuring and related costs	$(3.3)	$(2.7)	$(0.04)
Gain on settlement	$0.9	$0.3	$0.01
TCJA measurement period adjustment	$—	$(1.6)	$(0.03)

Three Months Ended September 30, 2017
Corporate development and related costs	$(1.7)	$(1.4)	$(0.02)
Restructuring costs	$(2.6)	$(2.2)	$(0.04)
Recognition of unrecognized tax benefits	$—	$3.3	$0.05

In the third quarter of 2018, G&W's results included restructuring and related costs of $3.3 million, primarily driven by our optimization activities in the U.K., corporate development and related costs of $0.3 million and a gain on a settlement in Australia of $0.9 million from the recovery of pre-petition claims associated with Arrium Limited's voluntary administration (bankruptcy) in the second quarter of 2016. As a result of the TCJA, the third quarter of 2018 also included a $1.6 million measurement period adjustment to the one-time transition (toll) tax on earnings of certain foreign subsidiaries.

In the third quarter of 2017, G&W's results included restructuring costs of $2.6 million, primarily in G&W's U.K./European Region, as well as corporate development and related costs of $1.7 million, primarily related to the acquisition and integration of Pentalver Transport Limited (Pentalver). The third quarter of 2017 also included the recognition of $3.3 million of previously unrecognized tax benefits resulting from the lapse of the statute of limitations on acquired liabilities for uncertain tax positions.

Third Quarter Results by Segment

Operating revenues from G&W's North American Operations increased $36.8 million, or 11.5%, to $355.7 million in the third quarter of 2018, compared with $318.9 million in the third quarter of 2017.

G&W's North American Operations had operating income of $102.5 million in the third quarter of 2018, compared with $82.2 million in the third quarter of 2017. The operating ratio for North American Operations was 71.2% in the third quarter of 2018, compared with an operating ratio of 74.2% in the third quarter of 2017. Adjusted operating income from G&W's North American Operations in the third quarter of 2018 was $102.6 million, compared with adjusted operating income of $83.1 million in the third quarter of 2017. The adjusted operating ratio for North American Operations was 71.2% in the third quarter of 2018, compared with an adjusted operating ratio of 73.9% in the third quarter of 2017.(1)

Operating revenues from G&W's Australian Operations decreased $4.6 million, or 5.6%, to $76.7 million in the third quarter of 2018, compared with $81.3 million in the third quarter of 2017. Excluding a $6.0 million decrease due to the impact of foreign currency depreciation, Australian Operations revenues increased $1.4 million, or 1.9%, primarily due to an increase in freight revenues.(2)

G&W's Australian Operations had operating income of $20.7 million in the third quarter of 2018, compared with $22.3 million in the third quarter of 2017. The operating ratio for Australian Operations was 73.0% in the third quarter of 2018, compared with an operating ratio of 72.6% in the third quarter of 2017. Adjusted operating income from G&W's Australian Operations was $19.8 million in the third quarter of 2018, compared with adjusted operating income of $21.8 million in the third quarter of 2017. The adjusted operating ratio for Australian Operations was 74.2% in the third quarter of 2018, compared with an adjusted operating ratio of 73.2% in the third quarter of 2017.(1)

Operating revenues from G&W's U.K./European Operations decreased $5.8 million, or 3.3%, to $170.9 million in the third quarter of 2018, compared with $176.7 million in the third quarter of 2017. Excluding $13.7 million of revenues from G&W's divested ERS operations for the third quarter of 2017 and a $1.2 million decrease due to the impact of foreign currency depreciation, U.K./European same railroad revenues increased $9.1 million, or 5.6%, primarily due to increases in freight-related and freight revenues in the U.K. and Poland.(2)

G&W's U.K./European Operations had operating income of $4.6 million in the third quarter of 2018, compared with $5.4 million in the third quarter of 2017, which included $2.6 million from ERS. The operating ratio for U.K./European Operations was 97.3% in the third quarter of 2018, compared with an operating ratio of 97.0% in the third quarter of 2017. Adjusted operating income from G&W's U.K./European Operations was $8.1 million in the third quarter of 2018, compared with adjusted operating income of $9.3 million in the third quarter of 2017, which included $3.3 million from ERS. The adjusted operating ratio for U.K./European Operations was 95.2% in the third quarter of 2018, compared with an adjusted operating ratio of 94.7% in the third quarter of 2017.(1)

Adjusted Free Cash Flow Measures (1)

Adjusted free cash flow measures for the nine months ended September 30, 2018 and 2017 were as follows (in millions):

	Nine Months Ended
	September 30,
	2018	2017
Net cash provided by operating activities	$397.5	$350.4
Allocation of adjusted cash flow to noncontrolling interest(a)	(21.6)	(21.9)
Adjusted net cash provided by operating activities attributable to G&W	$375.8	$328.5
Core capital expenditures(b)	(141.7)	(123.7)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$234.1	$204.8
New business investments	(31.0)	(4.5)
Grant funded projects, net of proceeds received from outside parties(c)	1.8	0.7
Adjusted free cash flow attributable to G&W	$204.9	$201.1
(a)	Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets' (MIRA's) 48.9% equity ownership of G&W Australia Holdings LP (GWA) since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. There were A$40.0 million (or $30.0 million at the average exchange rate in the period it was paid) of such distributions made for the nine months ended September 30, 2018, of which $15.3 million and $14.9 million was distributed to G&W and MIRA, respectively, and no such distributions were made for the nine months ended September 30, 2017. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	Core capital expenditures represent purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(c)	Grant funded projects represent purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

Share Repurchase Program

During the third quarter of 2018, G&W repurchased approximately 0.9 million shares of Class A Common Stock for $78.2 million, which resulted in a reduction of approximately 0.3 million shares in our weighted average diluted shares outstanding for the third quarter.

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the third quarter of 2018 will be held on Tuesday, October 30, 2018, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 288-9626; outside the U.S., the dial-in number is (612) 332-0345, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on October 30, 2018, by dialing (800) 475-6701 (or outside the U.S., dialing 320-365-3844). The access code is 439197.

About G&W

G&W owns or leases 121 freight railroads organized in nine locally managed operating regions with 8,000 employees serving 3,000 customers.

  G&W's seven North American regions serve 41 U.S. states and four Canadian provinces and include 115 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by G&W and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.
  G&W's U.K./Europe Region includes the U.K.'s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional services in Continental Europe.

G&W subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the United States Securities and Exchange Commission.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network and port congestion or other substantial disruption of operations; customer demand and changes in our operations or loss of important customers; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions, including employee strikes or work stoppages; retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we or our customers are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth, including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to and outcome of various legal claims, lawsuits and arbitrations; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; uncertainties arising from a referendum in which voters in the United Kingdom (U.K.) approved an exit from the European Union (E.U.), commonly referred to as Brexit; our ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; risks associated with our substantial indebtedness; failure to maintain satisfactory working relationships with partners in Australia; failure to maintain an effective system of internal control over financial reporting as well as disclosure controls and procedures and other risks including, but not limited to, those noted in our 2017 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS), and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.	Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
OPERATING REVENUES	$603,304	$576,927	$1,772,955	$1,636,468
OPERATING EXPENSES	475,484	467,085	1,455,097	1,350,993
OPERATING INCOME	127,820	109,842	317,858	285,475
INTEREST INCOME	417	463	1,499	1,271
INTEREST EXPENSE	(26,429)	(28,281)	(80,605)	(80,431)
OTHER INCOME/(LOSS), NET	1,515	1,868	(237)	4,519
INCOME BEFORE INCOME TAXES	103,323	83,892	238,515	210,834
PROVISION FOR INCOME TAXES	(31,013)	(30,507)	(41,569)	(82,032)
NET INCOME	$72,310	$53,385	$196,946	$128,802
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	2,720	3,145	8,090	6,317
NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$69,590	$50,240	$188,856	$122,485
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$1.18	$0.82	$3.13	$1.99
WEIGHTED AVERAGE SHARES - BASIC	59,168	61,629	60,343	61,518
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$1.16	$0.80	$3.08	$1.96
WEIGHTED AVERAGE SHARES - DILUTED	60,131	62,477	61,255	62,399

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(in thousands)
(unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$74,067	$80,472
Accounts receivable, net	441,105	416,705
Materials and supplies	52,517	57,750
Prepaid expenses and other	54,292	34,606
Total current assets	621,981	589,533
PROPERTY AND EQUIPMENT, net	4,613,295	4,656,921
GOODWILL	1,128,580	1,165,587
INTANGIBLE ASSETS, net	1,466,137	1,567,038
DEFERRED INCOME TAX ASSETS, net	3,883	3,343
OTHER ASSETS	70,122	52,475
Total assets	$7,903,998	$8,034,897
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$25,138	$27,853
Accounts payable	271,539	253,993
Accrued expenses	171,011	185,935
Total current liabilities	467,688	467,781
LONG-TERM DEBT, less current portion	2,300,556	2,303,442
DEFERRED INCOME TAX LIABILITIES, net	866,821	873,194
DEFERRED ITEMS - grants from outside parties	323,370	321,592
OTHER LONG-TERM LIABILITIES	162,993	172,796
TOTAL EQUITY	3,782,570	3,896,092
Total liabilities and equity	$7,903,998	$8,034,897

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(in thousands)
(unaudited)
	Nine Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$196,946	$128,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	197,127	186,509
Stock-based compensation	13,029	13,354
Deferred income taxes	7,978	51,231
Net gain on sale and impairment of assets	(2,501)	(1,096)
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	(50,143)	(18,020)
Materials and supplies	3,133	8,998
Prepaid expenses and other	(11,663)	14,257
Accounts payable and accrued expenses	33,818	(41,529)
Other assets and liabilities, net	9,750	7,883
Net cash provided by operating activities	397,474	350,389
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(194,132)	(149,105)
Grant proceeds from outside parties	16,696	15,998
Net cash paid for acquisitions, net of cash acquired	—	(107,586)
Proceeds from sale of business	7,927	—
Proceeds from sale of investment	—	2,100
Insurance proceeds for the replacement of assets	2,780	1,406
Proceeds from disposition of property and equipment	3,710	4,238
Other investing activities	(2,921)	—
Net cash used in investing activities	(165,940)	(232,949)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital leases	(766,713)	(498,925)
Proceeds from revolving line-of-credit and long-term borrowings	821,666	418,735
Debt amendment/issuance costs	(5,318)	—
Common share repurchases	(270,488)	—
Distribution to noncontrolling interest	(14,898)	—
Installment payments on Freightliner deferred consideration	(6,255)	—
Other financing related activities, net	5,006	4,728
Net cash used in financing activities	(237,000)	(75,462)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(939)	5,980
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(6,405)	47,958
CASH AND CASH EQUIVALENTS, beginning of period	80,472	32,319
CASH AND CASH EQUIVALENTS, end of period	$74,067	$80,277

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$423,374	70.2%	$400,735	69.5%	$1,241,245	70.0%	$1,161,635	71.0%
Freight-related revenues	145,450	24.1%	140,923	24.4%	429,049	24.2%	387,881	23.7%
All other revenues	34,480	5.7%	35,269	6.1%	102,661	5.8%	86,952	5.3%
Total operating revenues	$603,304	100.0%	$576,927	100.0%	$1,772,955	100.0%	$1,636,468	100.0%

Operating expenses:
Labor and benefits(a)	$175,853	29.1%	$169,576	29.4%	$539,407	30.4%	$500,936	30.6%
Equipment rents	35,325	5.9%	33,291	5.8%	104,214	5.9%	100,399	6.1%
Purchased services(b)	53,717	8.9%	68,562	11.9%	178,864	10.1%	176,358	10.8%
Depreciation and amortization	65,392	10.9%	64,222	11.1%	197,127	11.1%	186,509	11.4%
Diesel fuel used in train operations	45,713	7.6%	34,535	6.0%	137,487	7.8%	105,718	6.5%
Electricity used in train operations	2,742	0.5%	765	0.1%	7,020	0.4%	6,072	0.4%
Casualties and insurance	9,912	1.6%	10,624	1.9%	32,862	1.8%	33,346	2.0%
Materials	32,744	5.4%	30,664	5.3%	97,589	5.5%	77,861	4.8%
Trackage rights	22,838	3.8%	22,632	3.9%	67,119	3.8%	66,652	4.1%
Net gain on sale and impairment of assets	(642)	(0.1)%	(315)	(0.1)%	(2,501)	(0.1)%	(1,096)	(0.1)%
Restructuring and related costs	3,286	0.5%	2,628	0.5%	12,931	0.7%	8,744	0.5%
Other expenses(c)	28,604	4.7%	29,901	5.2%	82,978	4.7%	89,494	5.5%
Total operating expenses	$475,484	78.8%	$467,085	81.0%	$1,455,097	82.1%	$1,350,993	82.6%
(a)	Includes $0.1 million and $0.4 million of corporate development and related costs for the three and nine months ended September 30, 2018, respectively. Includes $0.4 million and $3.2 million of corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with severance costs related to the integration of the Providence & Worcester Railroad Company (P&W).
(b)

Includes $0.2 million and $0.3 million of corporate development and related costs for the three and nine months ended September 30, 2018, respectively. Includes $0.1 million and $0.4 million of corporate development and related costs for the three and nine months ended September 30, 2017, respectively.

(c)	Includes $0.9 million and $7.3 million gain on settlement related to Arrium Limited's voluntary administration for the three and nine months ended September 30, 2018, respectively. Includes $0.4 million of credit facility refinancing-related costs for the nine months ended September 30, 2018. Includes $0.1 million and $0.2 million of corporate development and related costs for the three and nine months ended September 30, 2018, respectively. Includes $1.3 million and $7.2 million of corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with the acquisition and integration of Pentalver as well as expenses related to ongoing corporate development projects and projects that are no longer active.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$273,432	76.9%	$242,968	76.2%	$778,717	76.3%	$719,622	75.4%
Freight-related revenues	66,045	18.6%	60,286	18.9%	193,344	18.9%	186,814	19.6%
All other revenues	16,232	4.5%	15,673	4.9%	48,835	4.8%	47,641	5.0%
Total operating revenues	$355,709	100.0%	$318,927	100.0%	$1,020,896	100.0%	$954,077	100.0%

Operating expenses:
Labor and benefits(a)	$107,940	30.3%	$102,692	32.2%	$329,146	32.2%	$314,932	33.0%
Equipment rents	15,441	4.4%	12,623	4.0%	41,574	4.1%	39,993	4.2%
Purchased services(b)	14,968	4.2%	15,254	4.8%	43,550	4.3%	45,350	4.8%
Depreciation and amortization	41,388	11.6%	40,036	12.5%	123,266	12.1%	117,822	12.3%
Diesel fuel used in train operations	23,230	6.5%	16,934	5.3%	71,963	7.0%	54,038	5.7%
Casualties and insurance	6,636	1.9%	8,488	2.7%	23,249	2.3%	26,532	2.8%
Materials	12,836	3.6%	11,889	3.7%	39,189	3.8%	38,413	4.0%
Trackage rights	10,586	3.0%	10,025	3.1%	30,225	2.9%	28,732	3.0%
Net gain on sale and impairment of assets	(506)	(0.1)%	(110)	—%	(2,124)	(0.2)%	(870)	(0.1)%
Restructuring and related costs	1	—%	316	0.1%	42	—%	384	—%
Other expenses(c)	20,705	5.8%	18,577	5.8%	64,898	6.4%	59,206	6.2%
Total operating expenses	$253,225	71.2%	$236,724	74.2%	$764,978	74.9%	$724,532	75.9%
Operating income	$102,484		$82,203		$255,918		$229,545
Expenditures for additions to property & equipment, net of grants from outside parties	$42,120		$41,713		$129,607		$105,940
(a)	Includes $0.1 million and $0.4 million of corporate development and related costs for the three and nine months ended September 30, 2018, respectively. Includes $0.4 million and $3.1 million of corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with severance costs related to the integration of P&W.
(b)	Includes $0.1 million of corporate development and related costs for the nine months ended September 30, 2017.
(c)	Includes $0.4 million of credit facility refinancing-related costs for the nine months ended September 30, 2018. Includes $0.1 million and $0.2 million of corporate and development and related costs for the three and nine months ended September 30, 2018, respectively. Includes $0.2 million and $4.2 million of corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with ongoing corporate development projects as well as projects that are no longer active.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$65,249	85.1%	$66,404	81.7%	$194,335	84.3%	$191,031	82.3%
Freight-related revenues	10,136	13.2%	12,880	15.8%	32,214	14.0%	36,089	15.6%
All other revenues	1,318	1.7%	1,986	2.5%	4,017	1.7%	4,866	2.1%
Total operating revenues	$76,703	100.0%	$81,270	100.0%	$230,566	100.0%	$231,986	100.0%

Operating expenses:
Labor and benefits	$17,400	22.7%	$17,618	21.6%	$55,318	24.0%	$52,447	22.6%
Equipment rents	1,452	1.9%	1,480	1.8%	3,950	1.7%	4,215	1.8%
Purchased services	6,319	8.2%	7,139	8.8%	19,603	8.5%	19,821	8.6%
Depreciation and amortization	14,937	19.5%	15,753	19.4%	46,232	20.1%	45,915	19.8%
Diesel fuel used in train operations	8,074	10.5%	6,003	7.4%	23,557	10.2%	18,913	8.2%
Casualties and insurance	1,651	2.2%	1,367	1.7%	5,198	2.3%	4,219	1.8%
Materials	3,003	3.9%	3,398	4.2%	8,725	3.8%	8,629	3.7%
Trackage rights	1,932	2.5%	3,500	4.3%	6,510	2.8%	10,392	4.5%
Net gain on sale and impairment of assets	(20)	—%	(37)	—%	(133)	(0.1)%	(59)	—%
Restructuring and related costs	—	—%	—	—%	—	—%	338	0.1%
Other expenses, net(a)	1,242	1.6%	2,773	3.4%	(979)	(0.4)%	7,471	3.2%
Total operating expenses	$55,990	73.0%	$58,994	72.6%	$167,981	72.9%	$172,301	74.3%
Operating income	$20,713		$22,276		$62,585		$59,685
Expenditures for additions to property & equipment, net of grants from outside parties	$8,185		$4,545		$27,936		$9,721
(a)

Includes $0.9 million and $7.3 million gain on settlement related to Arrium Limited's voluntary administration for the three and nine months ended September 30, 2018, respectively. Includes $0.5 million and $0.3 million of credits (corporate development and related costs) for the three and nine months ended September 30, 2017, respectively, primarily associated with a refund.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$84,693	49.6%	$91,363	51.7%	$268,193	51.4%	$250,982	55.8%
Freight-related revenues	69,269	40.5%	67,757	38.3%	203,491	39.0%	164,978	36.6%
All other revenues	16,930	9.9%	17,610	10.0%	49,809	9.6%	34,445	7.6%
Total operating revenues	$170,892	100.0%	$176,730	100.0%	$521,493	100.0%	$450,405	100.0%

Operating expenses:
Labor and benefits(a)	$50,513	29.6%	$49,266	27.9%	$154,943	29.7%	$133,557	29.6%
Equipment rents	18,432	10.8%	19,188	10.9%	58,690	11.3%	56,191	12.5%
Purchased services(b)	32,430	19.0%	46,169	26.1%	115,711	22.2%	111,187	24.7%
Depreciation and amortization	9,067	5.3%	8,433	4.8%	27,629	5.3%	22,772	5.1%
Diesel fuel used in train operations	14,409	8.4%	11,598	6.6%	41,967	8.0%	32,767	7.3%
Electricity used in train operations	2,742	1.6%	765	0.4%	7,020	1.3%	6,072	1.2%
Casualties and insurance	1,625	1.0%	769	0.4%	4,415	0.8%	2,595	0.6%
Materials	16,905	9.9%	15,377	8.7%	49,675	9.5%	30,819	6.8%
Trackage rights	10,320	6.0%	9,107	5.2%	30,384	5.8%	27,528	6.1%
Net (gain)/loss on sale and impairment of assets	(116)	(0.1)%	(168)	(0.1)%	(244)	—%	(167)	—%
Restructuring and related costs	3,285	1.9%	2,312	1.3%	12,889	2.5%	8,022	1.8%
Other expenses(c)	6,657	3.9%	8,551	4.8%	19,059	3.7%	22,817	5.1%
Total operating expenses	$166,269	97.3%	$171,367	97.0%	$522,138	100.1%	$454,160	100.8%
Operating income/(loss)	$4,623		$5,363		$(645)		$(3,755)

Expenditures for additions to property & equipment, net of grants from outside parties	$6,704		$6,981		$19,893		$17,446
(a)	Includes $0.1 million of corporate development and related costs for the nine months ended September 30, 2017, associated with severance costs related to the integration of Pentalver.
(b)

Includes $0.2 million of corporate development and related costs for both the three and nine months ended September 30, 2018. Includes $0.1 and $0.3 million of corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with severance costs related to the integration of Pentalver.

(c)	Includes a reduction of $0.1 million of corporate development and related costs for the nine months ended September 30, 2018. Includes $1.5 million and $3.3 million of corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with severance costs related to the integration of Pentalver.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2018	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$30,565	50,989	$599	$4,150	6,529	$636	$1,053	776	$1,357	$35,768	58,294	$614
Autos & Auto Parts	5,513	8,724	632	—	—	—	—	—	—	5,513	8,724	632
Chemicals & Plastics	38,436	43,903	875	—	—	—	—	—	—	38,436	43,903	875
Coal & Coke	23,006	70,314	327	32,357	106,809	303	2,588	4,271	606	57,951	181,394	319
Food & Kindred Products	8,761	15,312	572	—	—	—	—	—	—	8,761	15,312	572
Intermodal	514	4,922	104	17,538	14,610	1,200	58,609	188,002	312	76,661	207,534	369
Lumber & Forest Products	24,113	37,328	646	—	—	—	—	—	—	24,113	37,328	646
Metallic Ores	3,573	4,655	768	8,914	6,464	1,379	—	—	—	12,487	11,119	1,123
Metals	34,904	43,752	798	—	—	—	—	—	—	34,904	43,752	798
Minerals & Stone	38,570	60,496	638	2,066	16,813	123	22,344	48,111	464	62,980	125,420	502
Petroleum Products	18,236	26,231	695	224	93	2,409	99	222	446	18,559	26,546	699
Pulp & Paper	31,961	44,403	720	—	—	—	—	—	—	31,961	44,403	720
Waste	8,089	15,859	510	—	—	—	—	—	—	8,089	15,859	510
Other	7,191	19,331	372	—	—	—	—	—	—	7,191	19,331	372
Totals	$273,432	446,219	$613	$65,249	151,318	$431	$84,693	241,382	$351	$423,374	838,919	$505

Three Months Ended September 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$28,699	47,588	$603	$6,059	13,163	$460	$964	777	$1,241	$35,722	61,528	$581
Autos & Auto Parts	6,079	9,728	625	—	—	—	—	—	—	6,079	9,728	625
Chemicals & Plastics	36,745	43,739	840	—	—	—	—	—	—	36,745	43,739	840
Coal & Coke	20,008	60,864	329	29,013	81,142	358	2,345	3,798	617	51,366	145,804	352
Food & Kindred Products	8,257	14,415	573	—	—	—	—	—	—	8,257	14,415	573
Intermodal	311	3,145	99	19,012	15,416	1,233	67,374	229,059	294	86,697	247,620	350
Lumber & Forest Products	22,204	35,846	619	—	—	—	—	—	—	22,204	35,846	619
Metallic Ores	3,703	4,667	793	11,305	8,354	1,353	—	—	—	15,008	13,021	1,153
Metals	26,008	34,003	765	—	—	—	—	—	—	26,008	34,003	765
Minerals & Stone	34,769	57,104	609	792	5,488	144	20,680	49,146	421	56,241	111,738	503
Petroleum Products	16,425	24,772	663	223	88	2,534	—	—	—	16,648	24,860	670
Pulp & Paper	28,135	42,244	666	—	—	—	—	—	—	28,135	42,244	666
Waste	6,662	14,330	465	—	—	—	—	—	—	6,662	14,330	465
Other	4,963	15,252	325	—	—	—	—	—	—	4,963	15,252	325
Totals	$242,968	407,697	$596	$66,404	123,651	$537	$91,363	282,780	$323	$400,735	814,128	$492

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2018	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$91,630	156,515	$585	$15,639	33,816	$462	$3,073	2,349	$1,308	$110,342	192,680	$573
Autos & Auto Parts	16,686	26,546	629	—	—	—	—	—	—	16,686	26,546	629
Chemicals & Plastics	113,625	132,530	857	—	—	—	—	—	—	113,625	132,530	857
Coal & Coke	62,038	191,626	324	96,506	300,947	321	8,751	14,204	616	167,295	506,777	330
Food & Kindred Products	25,587	45,402	564	—	—	—	—	—	—	25,587	45,402	564
Intermodal	1,203	11,822	102	50,613	41,321	1,225	192,413	599,840	321	244,229	652,983	374
Lumber & Forest Products	70,362	111,311	632	—	—	—	—	—	—	70,362	111,311	632
Metallic Ores	10,816	13,499	801	24,770	16,921	1,464	—	—	—	35,586	30,420	1,170
Metals	95,791	119,796	800	—	—	—	—	—	—	95,791	119,796	800
Minerals & Stone	107,122	170,348	629	6,247	49,567	126	63,849	142,577	448	177,218	362,492	489
Petroleum Products	52,870	76,231	694	560	226	2,478	107	242	442	53,537	76,699	698
Pulp & Paper	90,346	127,522	708	—	—	—	—	—	—	90,346	127,522	708
Waste	21,316	42,677	499	—	—	—	—	—	—	21,316	42,677	499
Other	19,325	56,760	340	—	—	—	—	—	—	19,325	56,760	340
Totals	$778,717	1,282,585	$607	$194,335	442,798	$439	$268,193	759,212	$353	$1,241,245	2,484,595	$500
Nine Months Ended September 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$92,956	157,792	$589	$17,737	43,804	$405	$3,532	3,036	$1,163	$114,225	204,632	$558
Autos & Auto Parts	17,019	27,705	614	—	—	—	—	—	—	17,019	27,705	614
Chemicals & Plastics	111,660	134,561	830	—	—	—	—	—	—	111,660	134,561	830
Coal & Coke	57,123	170,664	335	86,292	271,485	318	7,464	18,333	407	150,879	460,482	328
Food & Kindred Products	24,856	44,091	564	—	—	—	—	—	—	24,856	44,091	564
Intermodal	726	7,313	99	52,113	44,153	1,180	190,163	669,963	284	243,002	721,429	337
Lumber & Forest Products	64,903	105,020	618	—	—	—	—	—	—	64,903	105,020	618
Metallic Ores	10,519	13,840	760	29,595	24,114	1,227	—	—	—	40,114	37,954	1,057
Metals	78,681	104,496	753	—	—	—	—	—	—	78,681	104,496	753
Minerals & Stone	97,446	160,917	606	4,787	35,394	135	49,823	127,210	392	152,056	323,521	470
Petroleum Products	50,696	73,821	687	507	206	2,461	—	—	—	51,203	74,027	692
Pulp & Paper	79,690	120,831	660	—	—	—	—	—	—	79,690	120,831	660
Waste	19,000	39,461	481	—	—	—	—	—	—	19,000	39,461	481
Other	14,347	47,248	304	—	—	—	—	—	—	14,347	47,248	304
Totals	$719,622	1,207,760	$596	$191,031	419,156	$456	$250,982	818,542	$307	$1,161,635	2,445,458	$475

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted operating expenses, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS) and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of the adjusted free cash flow measures, a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the adjusted free cash flow measures include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income and Adjusted Operating Ratio

	Three Months Ended
	September 30, 2018
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$355.7	$76.7	$170.9	$603.3
Operating expenses	253.2	56.0	166.3	475.5
Operating income(a)	$102.5	$20.7	$4.6	$127.8
Operating ratio (b)	71.2%	73.0%	97.3%	78.8%

Operating expenses	$253.2	$56.0	$166.3	$475.5
Corporate development and related costs	(0.1)	—	(0.2)	(0.3)
Restructuring and related costs	—	—	(3.3)	(3.3)
Gain on settlement	—	0.9	—	0.9
Adjusted operating expenses	$253.1	$56.9	$162.7	$472.8
Adjusted operating income	$102.6	$19.8	$8.1	$130.5
Adjusted operating ratio	71.2%	74.2%	95.2%	78.4%
(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

	Three Months Ended
	September 30, 2017
	North American Operations	Australian Operations	U.K./European Operations	Total Operations
Operating revenues	$318.9	$81.3	$176.7	$576.9
Operating expenses	236.7	59.0	171.4	467.1
Operating income (a)	$82.2	$22.3	$5.4	$109.8
Operating ratio (b)	74.2%	72.6%	97.0%	81.0%

Operating expenses	$236.7	$59.0	$171.4	$467.1
Corporate development and related costs	(0.6)	0.5	(1.6)	(1.7)
Restructuring costs	(0.3)	—	(2.3)	(2.6)
Adjusted operating expenses	$235.8	$59.5	$167.4	$462.7
Adjusted operating income	$83.1	$21.8	$9.3	$114.2
Adjusted operating ratio	73.9%	73.2%	94.7%	80.2%
(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted EPS

Three Months Ended September 30, 2018	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$103.3	$(31.0)	$69.6	$1.16
Add back certain items:
Corporate development and related costs	0.3	(0.1)	0.3	—
Restructuring and related costs	3.3	(0.6)	2.7	0.04
Gain on settlement	(0.9)	0.3	(0.3)	(0.01)
TCJA measurement period adjustment	—	1.6	1.6	0.03
As adjusted	$106.0	$(29.8)	$73.8	$1.23
Three Months Ended September 30, 2017	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$83.9	$(30.5)	$50.2	$0.80
Add back certain items:
Corporate development and related costs	1.7	(0.8)	1.4	0.02
Restructuring costs	2.6	(0.4)	2.2	0.04
Recognition of unrecognized tax benefits	—	(3.3)	(3.3)	(0.05)
As adjusted	$88.3	$(35.0)	$50.6	$0.81

Adjusted Free Cash Flow Measures

	Nine Months Ended
	September 30,
	2018	2017
Net cash provided by operating activities	$397.5	$350.4
Allocation of adjusted cash flow to noncontrolling interest(a)	(21.6)	(21.9)
Adjusted net cash provided by operating activities attributable to G&W	$375.8	$328.5
Core capital expenditures(b)	(141.7)	(123.7)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$234.1	$204.8
New business investments(b)	(31.0)	(4.5)
Grant funded projects, net of proceeds received from outside parties(b)	1.8	0.7
Adjusted free cash flow attributable to G&W	$204.9	$201.1
(a)	Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets' (MIRA's) 48.9% equity ownership of G&W Australia Holdings LP (GWA) since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. There were A$40.0 million (or $30.0 million at the average exchange rate in the period it was paid) of such distributions made for the nine months ended September 30, 2018, of which $15.3 million and $14.9 million was distributed to G&W and MIRA, respectively, and no such distributions were made for the nine months ended September 30, 2017. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	See breakout below.

	Nine Months Ended September 30, 2018
	Core Capital(1)	New Business Investments	Grant Funded Projects(2)	Total
Purchase of property and equipment	$(148.2)	$(31.0)	$(14.9)	$(194.1)
Grant proceeds from outside parties	—	—	16.7	16.7
Insurance proceeds for the replacement of assets	2.8	—	—	2.8
Proceeds from disposition of property and equipment	3.7	—	—	3.7
Purchase of property and equipment, net	$(141.7)	$(31.0)	$1.8	$(170.9)

	Nine Months Ended September 30, 2017
	Core Capital(1)	New Business Investments	Grant Funded Projects(2)	Total
Purchase of property and equipment	$(129.3)	$(4.5)	$(15.3)	$(149.1)
Grant proceeds from outside parties	—	—	16.0	16.0
Insurance proceeds for the replacement of assets	1.4	—	—	1.4
Proceeds from disposition of property and equipment	4.2	—	—	4.2
Purchase of property and equipment, net	$(123.7)	$(4.5)	$0.7	$(127.5)
(1)	Core capital expenditures represent purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(2)	Grant funded projects represent purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com